Exhibit 99.1

U.S. RARE EARTHS ANNOUNCES MANAGEMENT REORGANIZATION

Kevin Cassidy Brings Finance and Business Development Experience

Management Changes Position USRE for Next Phase of Development

NEW YORK December 10, 2012 – The officers of U.S. Rare Earths, Inc. (UREE; the "Company;" www.USRareEarths.com) announced today the following management reorganization, pending Board approval:  Current CEO Michael D. Parnell has agreed to assume the role of interim COO, with Kevin Cassidy becoming interim CEO.  Both changes are effective immediately.  Daniel McGroarty remains President of U.S. Rare Earths.

"We thank Mike Parnell for his efforts to bring U.S. Rare Earths to its present level of development,” said Kevin Cassidy, who takes the CEO position as UREE has received its drill permit for the Company's Diamond Creek property in Idaho.  "We are focused on the 43-101 report for Diamond Creek as the first step in our Idaho-Montana Drill Program for 2013," Cassidy commented.

In other management changes, Greg Schifrin, COO and Director, has resigned both positions, effective immediately, to focus on other mining and exploration responsibilities.  Mr. Schifrin's firm, Minex Exploration, remains under contract for U.S. Rare Earth's 2012 drill program.

Mr. Cassidy brings to the position in-depth experience in the financial services sector, as Managing Member and Founder of Logic International Consulting Group, LLC, a consulting firm specializing in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms. Previously Mr. Cassidy was a Founding Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi strategy hedge fund that managed in excess of $3.0 billion in assets, and served as Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich. Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support.

U.S. Rare Earths' properties in Idaho and Montana, including Lemhi Pass, have been recognized in the U.S. Department of Energy's Critical Materials Strategy publications to have significant showings of Heavy Rare Earth Elements, in particular for the five Rare Earths identified by DOE as being at "Critical Risk": Dysprosium, Europium, Neodymium, Terbium and Yttrium.

About U.S. Rare Earths, Inc.:

U.S. Rare Earths, Inc. ("USRE", "U.S. Rare Earths" or the "Company") is a mineral exploration, mining and claims acquisition company based in Lonoke, AR. Formerly Colorado Rare Earths, Inc., the Company holds over 12,000 acres of mining claims for rare-earth elements in Colorado, Idaho and Montana. In Colorado, these claims include the Powderhorn Property in Gunnison County, and Wet Mountain Property in Fremont and Custer Counties. Additional claims include the Lemhi Pass Property in Lemhi County, Idaho and Beaverhead County, Montana; Diamond Creek and North Fork Properties in Lemhi County, Idaho and the Sheep Creek Property in Ravalli County, Montana.

Rare earth elements are critical to many existing and emerging 21st century applications including clean-energy technologies such as hybrid cars and electric vehicles; high-technology applications including cell phones and digital music players; hard disk drives used in computers; microphones; fiber optics; lasers; and in addition, critical defense applications such as global positioning systems, radar and sonar; and advanced water treatment applications, including those for industrial, military, homeland security, domestic and foreign aid use. For more information visit www.usrareearths.com.

Safe Harbor Statement Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans,""expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, rare-earth industry risks, estimates of mineralized materials, litigation risks, plans to raise capital, and board, management and governance risks.. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company's SEC filings.  The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.